AETF N-SAR 5.31.17

Sub-Item 77 Q1(e):  Copies of any new or amended Registrant investment advisory contracts

Investment Advisory Agreement dated January 6, 2017, between the Registrant and ALPS Advisors, Inc., on behalf of the ALPS/Dorsey Wright Sector Momentum ETF, is hereby incorporated by reference to Exhibit (d)(28) to Post-Effective Amendment No. 284 to the Registrant’s Registration Statement on Form N-1A filed on January 6, 2017, accession number: 0001398344-17-000147.

Amendment dated March 31, 2016 to the Investment Sub-Advisory Agreement dated January 10, 2013, between the Registrant and ALPS Advisors, Inc., on behalf of the RiverFront Strategic Income Fund, is hereby incorporated by reference to Exhibit (d)(21) to Post-Effective Amendment No. 286 to the Registrant’s Registration Statement on Form N-1A filed on March 30, 2017, accession number: 0001398344-17-004227.

Amendment No. 2 dated July 1, 2016 to the Investment Sub-Advisory Agreement dated January 10, 2013, between the Registrant and ALPS Advisors, Inc., on behalf of the RiverFront Strategic Income Fund, is hereby incorporated by reference to Exhibit (d)(23) to Post-Effective Amendment No. 286 to the Registrant’s Registration Statement on Form N-1A filed on March 30, 2017, accession number: 0001398344-17-004227.